EXHIBIT 23.1

MANTYLA MCREYNOLDS LLC
 178 South Rio Grande Street, Suite 200
Salt Lake City, Utah 84101
Telephone:  801.269.1818
Facsimile:  801.266.3481

The Board of Directors
Northern Oil and Gas, Inc.:

We hereby consent to the incorporation by reference in Registration Statement No. 333-148333 on Form S-8 and Registration Statement Nos. 333-146596 and 333-143648 on Form SB-2 of Northern Oil and Gas, Inc. of our report dated March 16, 2009, with respect to the balance sheets of Northern Oil and Gas, Inc. (formerly Kentex Petroleum, Inc.), an exploration stage company, as of December 31, 2008 and 2007, and the related statements of operations, stockholders' equity and other comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2008 and the effectiveness of internal control over financial reporting as of December 31, 2008, which report appears in the December 31, 2008 annual report on Form 10-K of Northern Oil and Gas, Inc.

/s/ Mantyla McReynolds LLC

Salt Lake City, Utah
March 16, 2009